UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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NOBILITY HOMES, INC.

(Name of Registrant as Specified In Its Charter)

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NOBILITY HOMES, INC.

Notice and Proxy Statement

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 28, 2014

TO THE HOLDERS OF COMMON STOCK:

PLEASE TAKE NOTICE that the annual meeting of the shareholders of NOBILITY HOMES, INC. will be held on Friday, the 28th day of February, 2014, at 10:00 A.M. local time, at our executive offices, 3741 S.W. 7th Street, Ocala, Florida.

The meeting will be held for the following purposes:

1.	To elect as directors the five nominees named in the attached proxy statement to serve terms expiring at the annual meeting of shareholders to be held in 2015 and until their successors have been elected and qualified.

2.	To determine whether an advisory vote on executive compensation will occur every 1, 2 or 3 years.

3.	To approve an advisory resolution on executive compensation for fiscal year 2013.

4.	To transact such other business as may properly come before the meeting or any adjournment.

To be sure that your shares will be represented at the meeting, please date, sign and return your proxy, even if you plan to attend in person. A form of proxy and a self-addressed, postage prepaid envelope are enclosed. If you do attend the meeting, you may withdraw your proxy and vote in person.

By Order of the Board of Directors, Jean Etheredge, Secretary

DATED:  February 7, 2014

i

NOBILITY HOMES, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 28, 2014

This proxy material and the enclosed form of proxy are being sent to the shareholders of Nobility Homes, Inc. on or about February 7, 2014, in connection with the solicitation by our board of directors of proxies to be used at the annual meeting of our shareholders. The meeting will be held at our executive offices, 3741 S.W. 7th Street, Ocala, Florida, at 10:00 A.M. local time, on Friday, February 28, 2014.

If the enclosed form of proxy is executed and returned, you may revoke it at any time if it has not yet been exercised, by delivering a later dated proxy or written notice of revocation to our corporate secretary or by attending the annual meeting and electing to vote in person. The shares represented by the proxy will be voted unless the proxy is received in such form as to render it not votable. The proxy is in ballot form so that you may specifically grant or withhold authority to vote for the election of each director. Our board of directors has designated Terry E. Trexler and Jean Etheredge, and each or either of them, as proxies to vote the shares of common stock solicited on its behalf.

In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. Directors are elected by a plurality of the votes cast at the meeting, which means that the five nominees who receive the highest number of properly executed votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

For the advisory vote on the frequency of future advisory votes on executive compensation, you may vote for “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN.” The advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the board of directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Notwithstanding the board’s recommendation and the outcome of the shareholder vote, the board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

For the advisory resolution on executive compensation, you may vote “FOR,” “AGAINST” or “ABSTAIN.” The advisory resolution on executive compensation, commonly referred to as a “say-on-pay” resolution, is non-binding on the board of directors. Although the vote is non-binding, the board of directors and the compensation committee will review the voting results in connection with their ongoing evaluation of our compensation program.

Abstentions are not considered votes cast and will have no effect on whether these proposals are approved.

Shareholders of record at the close of business on January 24, 2014 will be entitled to vote. Each share of common stock is entitled to one vote on any matter to come before the meeting. As of January 24, 2014, we had 4,057,053 shares of common stock outstanding and entitled to vote.

The complete mailing address of our principal executive office is 3741 SW 7th Street, Ocala, Florida 34474.

PRINCIPAL HOLDERS OF OUR COMMON SHARES

The following table sets forth, as of January 24, 2014, information as to our common stock owned beneficially, directly or indirectly, (1) by each person who is known by us to own beneficially more than 5% of our outstanding voting securities, (2) by each director, (3) by each executive officer named in the summary compensation table set forth elsewhere herein and (4) by all directors and executive officers as a group:

Name and Address of Beneficial Owner(1)	Number of Common Shares Beneficially Owned(1)(2)	Percent of Class
Terry E. Trexler Irrevocable Trust(3) Kay Charlton, Trustee(5) P. O. Box 2146 Winter Park, Florida 32790	2,180,535(4)	53.8%
Terry E. Trexler(6) 3741 S.W. 7th Street Ocala, Florida 34474	2,914(7)	*
Thomas W. Trexler(8) 3741 S.W. 7th Street Ocala, Florida 34474	409,936(9)	10.1%
Richard C. Barberie(8) 15300 SE 140 Avenue Road Weirsdale, Florida 32195	825	*
Robert P. Holliday (8) 931 NW 37th Avenue Ocala, Florida 34475	4,935	*
Robert P. Saltsman (8) 222 South Pennsylvania Avenue, Suite 200 Winter Park, Florida 32789	2,537	*
GAMCO Investors, Inc.(10) One Corporate Center Rye, New York 10580	427,450	10.5%
Directors and executive officers (7 persons)	469,159	11.6%

    *Less than 1%

(1)	Unless otherwise noted, information contained in this table is based upon information furnished by the beneficial owners.

(2)	Unless otherwise noted, all shares are owned directly with sole voting and dispositive power.

(3)	Mr. Terry Trexler established this trust for personal estate and tax planning reasons. Mr. Trexler is the sole beneficiary of the trust and has no voting or dispositive power with respect to the shares held by the trust.

(4)	All shares are owned directly by the Terry E. Trexler Irrevocable Trust. Ms. Charlton has no pecuniary interest in the shares.

(5)	Ms. Charlton is the trustee of the Terry E. Trexler Irrevocable Trust and, as such, is vested with sole voting and dispositive power with respect to all shares owned by the trust.

(6)	Mr. Terry Trexler is our president and chairman of the board. Additional information is contained under “Nomination and Election of Directors”.

(7)	Includes 2,040 shares held in trust for the benefit of Mr. Trexler’s grandchild and 874 shares owned through our 401(k) plan.

(8)	Mr. Thomas Trexler is our executive vice president and director. Messrs. Barberie, Holliday and Saltsman are our directors. Additional information is contained under “Nomination and Election of Directors”.

(9)	Includes 1,061 shares owned through our 401(k) plan.

(10)	Information is based solely from Amendment No. 7 to Schedule 13D filed with the SEC on December 23, 2013 by one or more of the following persons: GGCP, Inc. (“GGCP”), GGCP Holdings, LLC (GGCP Holdings”), GAMCO Investors, Inc. (“GBL”), Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton Advisors”), Gabelli Securities, Inc. (“GSI”), G.research, Inc. (“G.research”), MJG Associates, Inc. (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”), MJG IV, IV Limited Partnership (“MJG-IV”) and Mario Gabelli. GAMCO and G.research are New York corporations and GBL, GSI and Teton Advisors are Delaware corporations, each having its principal business office at One Corporate Center, Rye, New York 10580. GGCP is a Wyoming corporation having its principal business office at 140 Greenwich Avenue, Greenwich, CT 06830. GGCP Holdings is a Delaware limited liability company having its principal business office at 140 Greenwich Avenue, Greenwich, CT 06830. Gabelli Funds is a New York limited liability company having its principal business office at One Corporate Center, Rye, New York 10580. MJG Associates is a Connecticut corporation having its principal business office at 140 Greenwich Avenue, Greenwich, CT 06830. The Foundation is a Nevada corporation having its principal offices at 165 West Liberty Street, Reno, Nevada 89501.

PROPOSAL 1: NOMINATION AND ELECTION OF DIRECTORS

At the meeting, a board of five directors will be elected to serve for one year and until the election and qualification of their successors. Your proxy will be voted, unless you withhold authority to do so, for the election as directors of the persons named below, who have been nominated by our current board of directors.

Our bylaws provide that the board of directors shall be made up of no fewer than one nor more than ten directors. The current board of directors has determined that five directors are appropriate for the present time. Proxies cannot be voted for more than five nominees.

Each nominee has consented to being named as such in this proxy statement and is presently available for election. Each nominee presently is a member of the board, having been elected as such at the last annual meeting of the shareholders.

If any nominee should become unavailable, the persons voting the accompanying proxy may, in their discretion, vote for a substitute. Additional information concerning the nominees, based on data furnished by them, is set forth below. Terry E. Trexler is the father of Thomas W. Trexler.

The board of directors recommends a vote “for” the election of each of the following nominees. Proxies solicited by the board of directors will be so voted unless shareholders specify in their proxies a contrary choice.

Name (Age)	Principal Occupation or Employment; Certain Other Directorships	Year First Became Director

Terry E. Trexler (74)	Our chairman of the board, chief executive officer and president for more than five years; Mr. Trexler is also president of TLT, Inc. Mr. Trexler has a long history as the Company’s chief executive officer and extensive experience in the manufactured home industry.	1967

Thomas W. Trexler (50)	Our executive vice president and chief financial officer since December 1994; president of Prestige Home Centers, Inc. since June 1995; director of Prestige since 1993 and vice president from 1991 to June 1995; president of Mountain Financial, Inc. since August 1992; vice president of TLT, Inc. since September 1991. Mr. Trexler has extensive experience in the manufactured home industry.	1993

Richard C. Barberie (75)	Our vice president of purchasing from December 1994 until his retirement in June 1995; our executive vice president for more than five years prior to December 1994. Mr. Barberie has extensive experience in the manufactured home industry having previously served as an executive officer with the Company from 1976 to 1995.	1975

Robert P. Holliday (75)	President of Chariot Eagle, Inc. (which is engaged in the park model and manufactured home business) since 1984. Mr. Holliday has prior experience in the manufactured home industry.	1996

Robert P. Saltsman (61)	Attorney and CPA in private practice since 1983; prior to 1983 Mr. Saltsman was employed as a CPA by Arthur Andersen & Co. in Orlando, Florida. Mr. Saltsman has extensive expertise in accounting.	1988

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act, a Form 4 reporting the acquisition or disposition of Nobility securities by an officer, director or 10% shareholder must be filed with the Securities and Exchange Commission no later than the second business day after the date on which the transaction occurred unless certain exceptions apply. Most transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of our fiscal year. Based on information provided by our directors and executive officers, during the fiscal year ended November 2, 2013, all required reports were filed on a timely basis.

BOARD OF DIRECTORS AND COMMITTEES

Board Composition

Our board of directors is comprised of five members, a majority of whom are independent directors. Although the Company is not currently listed on a national securities exchange, the board of directors has elected to use the NASDAQ definition of independence for determining whether a director or nominee is independent. The board of directors has determined that our non-management directors, Messrs. Richard Barberie, Robert Holliday and Robert Saltsman, are all independent according to current NASDAQ rules. During the fiscal year ended November 2, 2013, the board of directors held one regular meeting and one special meeting. Our non-management directors meet in executive sessions without management on a regular basis. All directors attended 100% of the meetings of the board of directors and committees of the board on which they served.

Board Role in Risk Oversight

Our board is involved in the oversight of risks that could affect the Company. Although this oversight is conducted in part through the committees of the board as disclosed in the descriptions of the committees below and in the charters of each of the committees, the full board has retained responsibility for the general oversight of risks. The board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Risk Considerations in our Compensation Policies

Our board believes that our compensation policies and practices are reasonable and properly align our employees’ interests with those of our shareholders. The board believes that the fact that incentive compensation for our executive officers and other employees is tied to earnings encourages actions that improve the Company’s profitability over the short and long term. In addition, the compensation committee reviews changes to our compensation policies and practices to ensure that such policies and practices do not encourage our executive officers and other employees to take actions that are likely to result in a material adverse effect on the Company.

Board Committees

Our board of directors has established three standing committees: a compensation committee, an audit committee and a nominating committee. The board of directors has elected to use the NASDAQ definitions of independence with respect to determining independence of members of specific committees. The charter of each committee is available on our website at www.nobilityhomes.com/investors.

Compensation Committee.  The compensation committee is presently comprised of Messrs. Richard Barberie, Robert Holliday and Robert Saltsman. The compensation committee evaluates the performance of the CEO and other executive officers and recommends to the board of directors the salaries and bonuses, if any, to be paid to the executive officers. The compensation committee met twice during 2013 in conjunction with regular board meetings.

Audit Committee.  During fiscal 2013, the audit committee was comprised of Messrs. Robert Saltsman, Robert Holliday and Richard Barberie, all of whom are considered independent under current NASDAQ rules. The audit committee has a written charter which establishes the scope of the committee’s responsibilities and how it is to carry out those responsibilities. The audit committee charter charges the committee with overseeing management’s conduct of our financial reporting process, including: (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our internal and external auditors. The audit committee met twice during fiscal 2013.

The board of directors has determined that Mr. Robert Saltsman is the audit committee financial expert, and is independent under current NASDAQ rules.

Nominating Committee.  The board of directors has established a nominating committee comprised of Messrs. Robert Saltsman, Robert Holliday and Richard Barberie, all of whom are considered independent under current NASDAQ rules. The nominating committee will consider suggestions for potential director nominees nominated by our board from many sources, including management and our shareholders. Any such nominations, together with appropriate biographical information, should be submitted to the nominating committee no later than October 4, 2014 by sending a letter to our corporate secretary at 3741 SW 7th Street, Ocala, Florida 34474. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder Nomination For Director.” The nominating committee did not meet separately from the board of directors during fiscal 2013.

In evaluating director nominees, including candidates submitted by shareholders, the nominating committee will consider the candidate’s experience, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to board duties. The nominating committee will also consider whether a candidate meets the definition of “independent director” under NASDAQ rules. There are no stated minimum criteria for director nominees, and the nominating committee may also consider such other factors as it deems to be in the best interest of Nobility and its shareholders.

EXECUTIVE COMPENSATION

Overview

The compensation committee of our board of directors established, subject to the approval of the full board of directors, the compensation for our chief executive officer and our chief financial officer, who are our only officers whose total compensation for the fiscal year ended November 2, 2013 exceeded $100,000. We refer to these individuals as the “named executive officers.”

Because we are a small company, our compensation committee has sought to avoid the expense of retaining an outside compensation consultant to assist the committee with compensation plan design. The compensation committee takes into consideration recommendations of our CEO for compensation for officers other than our CEO.

Base Salary.  The compensation committee sets salary levels for named executive officers so as to reflect the duties and level of responsibilities inherent in their positions and current economic conditions relating to our business. In establishing salary levels, the compensation committee considers the particular qualifications and level of experience of the individual.

At his request, our CEO’s base salary has remained fixed for the last twenty fiscal years because a major incentive for his performance is the value of his substantial stock ownership in Nobility. Our CFO receives the same base salary as our CEO, with the majority of his compensation paid as quarterly incentive compensation. Due to the challenging economic environment in which we currently operate, we have not increased our CFO’s base salary since 2005.

Quarterly Incentive Bonuses.  We provide certain employees, including the named executive officers, the opportunity to earn a quarterly incentive bonus based on an evaluation of the employee’s individual performance and our performance. The bonus pool is based on a specified percentage earnings before interest and taxes for the quarter. The bonus pool is divided among eligible employees on a discretionary rather than formulaic basis. In considering bonuses for named executive officers other than the CEO, the compensation committee consults with our chairman and CEO regarding instances of exceptional effort demonstrated by an employee. No named executive officer is automatically entitled to a bonus or a bonus in any particular amount.

Summary Compensation Table

for fiscal years ended November 2, 2013 and November 3, 2012

The following table provides information about all compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended November 2, 2013 and November 3, 2012.

Name and Principal Positions	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Terry E. Trexler	2013	$93,500	$27,500	$–	$39,395(1)	$160,395
President, chief executive officer	2012	$93,500	$–	$–	$39,395(1)	$132,895

Thomas W. Trexler	2013	$93,500	$27,500	$–	$16,220(2)	$137,220
Executive vice president and chief financial officer	2012	$93,500	$–	$–	$17,904(2)	$111,404

(1)	All other compensation for Mr. Terry E. Trexler for fiscal years 2013 and 2012 includes $39,395 in insurance premiums paid or accrued by us on two term life insurance policies on the life of Mr. Terry E. Trexler. In the event of Mr. Trexler’s death, the proceeds will be paid to Mr. Trexler’s designated beneficiaries.

(2)	All other compensation for Mr. Thomas W. Trexler for fiscal years 2013 and 2012 includes $16,220 in insurance premiums paid or accrued by us for an insurance policy on the life of Mr. Thomas W. Trexler. In the event of Mr. Trexler’s death, the proceeds will be paid to Mr. Trexler’s designated beneficiaries. The balance in 2012 consists of the portion of a car allowance attributable to Mr. Trexler’s personal use of a company-provided car.

We did not grant any stock options, restricted stock awards or other equity-based awards to the named executive officers during fiscal 2013. No equity awards vested for our named executive officers during fiscal 2013 and our named executive officers did not exercise any stock options or hold any stock options or other equity awards at the end of fiscal 2013.

Independent Director Compensation

For fiscal year ended November 2, 2013

The following table summarizes compensation to independent directors for the fiscal year ended November 2, 2013. Directors who are not employees of Nobility Homes receive a fee of $2,000 per board meeting. The chairman of the Audit Committee receives an additional $1,250 per board meeting. We do not provide our independent directors with any compensation, equity awards or other benefits other than cash fees. No directors hold any stock options or other awards under our stock option plan.

Name	Total Fees Earned or Paid in Cash
Richard C. Barberie	$2,000
Robert P. Holliday	$2,000
Robert P. Saltsman	$3,250

AUDIT COMMITTEE REPORT

The purpose of the audit committee is to assist the board of directors in its oversight of management’s conduct of our financial reporting process. During the fiscal year ended November 2, 2013, the audit committee was comprised of Messrs. Robert Saltsman, Robert Holliday and Richard Barberie, each of whom is “independent” under current NASDAQ rules. For the fiscal year ended November 2, 2013 the audit committee

•	Reviewed and discussed our fiscal 2013 audited financial statements with management and representatives of Averett Warmus Durkee P.A., our independent public accountants (“Averett”);

•	Discussed with Averett the matters required to be discussed by Statement on Auditing Standards No. 61, as amended;

•	Received the written disclosures and the letter from Averett mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with Averett its independence; and

•	Based on the foregoing review, discussions and disclosures, recommended to the board of directors that our audited financial statements for the fiscal year ended November 2, 2013 be included in our annual report on Form 10-K for the fiscal year for filing with the U.S. Securities and Exchange Commission.

Robert Saltsman, Chairman Robert Holliday Richard Barberie

CERTAIN TRANSACTIONS

Our chairman and chief executive officer owns a 51% interest in Walden Woods South which owns a manufactured home retirement community in Homosassa, Florida in which we own a 31.3% interest and the remaining 17.7% is owned by outside investors. We sell Walden Woods South homes for display in the community and have provided Walden Woods South with a line of floor plan financing for these homes. During fiscal 2013, we sold two homes for an aggregate sale price of $84,500 to Walden Woods South. The highest amount outstanding under the floor plan financing during 2013 was $322,000. Advances under the floor plan arrangement do not bear interest.

PROPOSAL 2: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In connection with the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are required to seek a shareholder advisory vote on executive compensation (commonly referred to as “say-on-pay”) every 1, 2 or 3 years.

After careful consideration, our board has concluded that providing shareholders with an advisory vote on executive compensation every three years is the most appropriate policy for the Company at this time and recommends shareholders vote for future advisory votes on executive compensation to occur every three years. Voting every three years, rather than every one or two years, will provide shareholders with the opportunity to conduct thoughtful analyses of our compensation program over a period of time in relation to our long-term performance as our compensation program does not change significantly from year to year. A triennial vote cycle will provide shareholders with a more complete view of the amount and mix of components of the compensation paid to our named executive officers. A triennial vote will also provide us with sufficient time to evaluate and respond effectively to shareholder input, engage with shareholders to understand and respond to prior voting results and implement any appropriate changes to our program. In addition, a triennial vote will provide time to evaluate the effectiveness of our compensation program and any changes made to the program.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the board of directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the board’s recommendation. Although non-binding, the board and the compensation committee will carefully review the voting results. Notwithstanding the board’s recommendation and the outcome of the shareholder vote, the board may in the future decide to conduct advisory votes on a more frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking shareholders to approve an advisory resolution on the Company’s 2013 executive compensation as reported in this proxy statement. Although this advisory vote is non-binding, our board and compensation committee will review the voting results.

We urge shareholders to read the section “Executive Compensation” beginning on page 7 of this proxy statement, including the Summary Compensation Table and other related compensation tables and narrative included therein, which provide detailed information on the compensation of our named executive officers.

Our board of directors proposes that you indicate your support for our compensation philosophy, policies, and procedures and their implementation in fiscal year 2013 as described in the “Executive Compensation” section of this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE FOLLOWING ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION:

RESOLVED, that the shareholders of Nobility Homes, Inc. (the “Company”) approve the 2013 compensation of the Company’s named executive officers as described in this proxy statement under the heading “Executive Compensation.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 3, 2013, Crowe Horwath LLP declined to stand for re-appointment as Nobility Homes, Inc.’s (the “Company”) independent certified public accounting firm after completion of the audit for the fiscal year ended November 5, 2011.

The audit reports of Crowe Horwath LLP on the consolidated financial statements of Nobility Homes, Inc. and subsidiaries as of and for the years ended fiscal years ended November 5, 2011 and November 6, 2010 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles although the Company changed its accounting relating to the balance sheet classification of its pre-owned inventory during the year ended November 5, 2011 and applied this accounting retrospectively to the November 6, 2010 balance sheet.

In connection with the audits of the Company’s consolidated financial statements for each of the fiscal years ended November 5, 2011 and November 6, 2010 and through the date of this Current Report, there were: (1) no disagreements between the Company and Crowe Horwath LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Crowe Horwath LLP, would have caused Crowe Horwath LLP to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

On April 4, 2013, the Company retained Averett Warmus Durkee, P.A. to serve as its independent certified public accounting firm.

The following table provides information relating to the fees Averett Warmus Durkee, P.A. billed or will bill to us for the fiscal years ended November 2, 2013 and November 3, 2012.

	Audit Fees(1)	Tax Fees	All Other Fees	Total Fees

Fiscal Year 2013
Averett Warmus Durkee, P.A.	$76,500	$0	$0	$76,500

Fiscal Year 2012:
Averett Warmus Durkee, P.A.	$76,500	$0	$0	$76,500

Crowe Horwath LLP(2)	$27,782	$0	$0	$27,782

(1)	Audit fees include all fees for services in connection with the annual audit of our financial statements and review of our quarterly financial statements.

(2)	Amounts shown are for fees paid to our prior auditor in 2012 for services rendered in connection with our fiscal year ended November 5, 2011.

All decisions regarding selection of independent accounting firms and approval of accounting services and fees are made by our audit committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002. There are no exceptions to the policy of securing pre-approval of our audit committee for any service provided by our independent accounting firm.

SHAREHOLDER PROPOSALS AND

COMMUNICATION WITH THE BOARD OF DIRECTORS

Any shareholder desiring to present a proposal to be included in our proxy statement pursuant to Rule 14a-8 for the next annual meeting of the shareholders scheduled to be held in early February 2015, should submit a written copy of such proposal to our principal offices no later than October 4, 2014. Notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received after December 3, 2014, and the persons named in proxies solicited by our board for the annual meeting of shareholders to be held in 2015 may exercise discretionary voting power with respect to any such proposal as to which we do not receive timely notice. Proposals should be submitted by certified mail, return receipt requested.

Shareholders who wish to communicate with the board of directors or with a particular director may send a letter to our corporate secretary at 3741 SW 7th Street, Ocala, Florida 34474. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. Our corporate secretary will make copies of all such letters and circulate them to the appropriate director or directors.

We do not have a formal policy requiring directors to attend annual meetings. However, because the annual meeting generally is held on the same day as a regular board meeting, we anticipate that directors will attend the annual meeting unless, for some reason, they are unable to attend the board meeting on the same date. The Company did not hold an annual meeting in 2012 or 2013. All directors attended the 2011 annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE SHAREHOLDER MEETING

TO BE HELD ON FEBRUARY 28, 2014

A copy of our annual report for the fiscal year ended November 2, 2013 accompanies this proxy statement. The proxy statement and our annual report to shareholders are also available online at: www.nobilityhomes.com/investor relations. A shareholder who would like to obtain an additional copy of the proxy statement or annual report may obtain one by (i) writing to our corporate secretary at Post Office Box 1659, Ocala, Florida 34478; (ii) by calling our corporate secretary at the following toll-free number 1-800-476-6624; or (iii) by downloading a copy at www.nobilityhomes.com/investor relations. A shareholder who would like to obtain directions to the annual meeting may (i) write to our corporate secretary at the address above or (ii) call the corporate secretary at the toll-free number listed above.

OTHER MATTERS

Management does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by us. We do not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses of sending proxy material to principals and obtaining their proxies.

Please specify your choices, date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been provided. A prompt response is helpful. Your cooperation will be appreciated.

NOBILITY HOMES, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

     TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND   DATED.

		For All	Withold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees
01 Terry E. Trexler 02 Thomas W. Trexler			03 Richard C. Barberie 04 Robert P. Holliday			05 Robert P. Saltsman
The Board of Directors recommends you vote 3 YEARS on the shareholder advisory vote on compensation:						1 year	2 years	3 years	Abstain
2	To determine whether an advisory vote on executive compensation will occur for every 1, 2 or 3 years.					☐	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 3:							For	Against	Abstain
3	To approve an advisory resolution on executive compensation for fiscal year 2013.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com.

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REVOCABLE PROXY NOBILITY HOMES, INC.

Proxy Solicited on Behalf of the Board of Directors

for Annual Meeting of Shareholders February 28, 2014

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement appoints Terry E. Trexler and Jean Etheredge, and each or either of them, as proxies, with full power of substitution and re substitution, to represent the undersigned and to vote all shares of common stock of Nobility Homes, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on February 28, 2014 and at any and all adjournments thereof, in the manner specified.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Should any other matters requiring a vote of the shareholders arise, the above named proxies are authorized to vote the same in accordance with their best judgment in the interest of the Company. The board of directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.

Continued and to be signed on reverse side